Exhibit 99

                           SENSORY SCIENCE CORPORATION
                         1993 EMPLOYEE STOCK OPTION PLAN

1. PURPOSE

     The purpose of the Sensory Science Corporation 1993 Employee Stock Option Plan (the "Plan") is to provide a means through which Sensory Science Corporation, a Delaware corporation (the "Company"), may attract able persons as employees and to provide a means whereby those key employees upon whom the responsibilities for the successful administration and management of the Company rest, and whose present and potential contributions to the success of the Company are of importance, can acquire and maintain stock ownership, thereby strengthening their commitment to the success of the Company and their desire to remain in its employ.

2. DEFINITIONS

     For purposes of the Plan, the following terms shall have the meanings set forth herein:

     (a)  "Board" means the Board of Directors of the Company.

     (b) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     (c) "Committee" means the Committee of the Board, referred to in Section 4 appointed to administer the Plan.

     (d)  "Company" means Go-Video, Inc. and any successor thereto.

     (e) "Covered Employee" means an employee who is a "Covered Employee" within the meaning of Section 162(n) of the Code.

     (f) "Date of Grant" means the date on which the granting of an Option is authorized by the Committee or such later date as may be specified by the Committee in such authorization.

     (g) "Employee" means any person regularly employed by the Company or a Subsidiary who satisfies all of the requirements of Section 5.

     (h) "Fair Market Value" means the closing bid price for the Stock on the American Stock Exchange ("ASE"), as reported in the WALL STREET JOURNAL for the date that Fair Market Value is to be determined, or if no such bids were made on such date, the closing bid price for the Stock on the ASE as reported in the WALL STREET JOURNAL for the immediately succeeding date on which such bids were made.

     (i) "Incentive Stock Option" means an Option satisfying the requirements of Section 422 of the Code.

     (j) "Nonqualified Stock Option" means an Option that does not satisfy the requirements of Section 422 of the Code.

     (k)  "Normal Termination" means termination of employment:

          (i)  On account of permanent and total disability; or
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          (ii) With written approval of the Company, given in the context of its recognition that any Option granted under a shareholder-approved stock option plan which has not been exercised by the terminating employee but is then exercisable by him, will not be caused to lapse by such termination.

     (l) "Option" means the right granted under Section 6 of the Plan to purchase Stock.

     (m) "Participant" means an employee who has been granted an Option pursuant to Section 6.

     (n) "Plan" means the Sensory Science Corporation 1993 Employee Stock Option Plan, as the same may be amended from time to time.

     (o) "Stock" means the Common Stock of the Company as defined in the Company's Articles of Incorporation or such other stock that is substituted therefor as provided in Section 8 of the Plan.

3. SHARES OF STOCK SUBJECT TO THE PLAN

     (a) Subject to the provisions of Section 3(c) and Section 6 of the Plan, the aggregate number of shares of Stock that may be issued, transferred or exercised pursuant to Options granted under the Plan shall not exceed One Million Six Hundred Fifty Thousand (1,650,000) shares, and the maximum number of shares of stock with respect to one or more options that may be granted to any Covered Employee during the Company's fiscal year is 500,000.

     (b)  The shares to be delivered  under the Plan may be made  available from
          (i) authorized but unissued shares of Stock, (ii) Stock held in the treasury of the Company or (iii) previously issued and outstanding shares of Stock reacquired by the Company, including shares purchased on the open market.

     (c) To the extent that an Option lapses or the rights of a Participant thereto terminate, any shares of Stock subject to such Option shall again be available for the grant of an Option.

4. ADMINISTRATION

     (a) The Plan shall be administered by a Committee that is appointed by, and shall serve at the discretion of, the Board. The Committee shall consist of at least two (2) individuals who are members of the Board who are "disinterested persons" (i) non-employee directors, as such term is defined in Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934 (the "1934 Act") or any successor provision, except as may be otherwise permitted under Section 16 of the 1934 Act and the regulations and rules promulgated thereunder, and
          (ii) outside directors under Section 162(n) of the Code.

     (b) A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company's independent certified public accountants, or any executive compensation consultant or other professional retained by the company to assist in the administration of the Plan.

     (c) Subject to the provisions of the Plan, the Committee shall have exclusive power and discretion to: (i) select the individuals or entities to participate in the Plan; (ii) determine the Options to be granted; (iii) determine the time or times when Options will be
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          granted;  (iv)  determine the conditions to which the grant of Options may be subject; (v) prescribe the form or forms evidencing Options; and (vi) except in the case of Incentive Stock Options, extend the post-employment period in which an Option can be exercised up to the balance of the normal term of the Option.

     (d) The Committee shall have the authority, subject to the provisions of the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Committee's interpretation of the Plan or any Options granted pursuant thereto and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties unless otherwise determined by the Board.

5. ELIGIBILITY

     Officers and key employees of the Company (including officers or employees who also serve as directors of the Company) who, in the opinion of the Committee, have contributed or will contribute to the continued growth and development and financial success of the Company shall be eligible to be granted Options.

6. STOCK OPTIONS

     One or more Options may be granted to an Employee. Each Option so granted shall be subject to the following conditions:

     (a) The per share exercise price of any Option shall be set by the grant, but in no instance shall it be less than Fair Market Value on the Date of Grant; provided that if a Participant owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, its parent corporation or any subsidiary corporation at the time an Incentive Stock Option is granted, the per share exercise price of that Incentive Stock Option must be at least one hundred ten percent (110%) of the Fair Market Value of the Stock subject to that Option.

     (b) Each Option under the Plan may be exercised, in whole or in part, at any time during the period specified in the written instrument reflecting the grant of the Option which shall not be earlier than the period beginning six (6) months after the later of (i) its Date of Grant or (ii) the effective date of the Plan (see Section 11), and ending on the date which is ten (10) years after its Date of Grant (five (5) years after its Date of Grant in the case of an Incentive Stock Option granted to a Participant who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, its parent corporation or any subsidiary corporations at the time the Incentive Stock Option is granted). At least six (6) months must elapse between a Participant's receipt of an Option and the disposition of the Stock obtained upon the exercise of such Option. Notwithstanding the foregoing, if the Participant terminates employment any outstanding Options shall lapse upon such termination provided that if the Participant's termination is determined to be (i) a Normal Termination, the Options shall lapse three (3) months after the Participant's termination or (ii) on account of "normal retirement" or "early retirement" as determined by the Committee, the Options shall lapse one (1) year after the Participant's retirement (three (3) months after the Participant's retirement in the case of an Incentive Stock Option), unless they expire earlier by their terms. Notwithstanding the foregoing, except in the case of an Incentive Stock Option, the Committee may, in its sole discretion, extend the period in which a Participant who terminates employment may exercise any outstanding Options to the extent that the Participant was entitled to exercise the Options at the date of such termination.
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     (c)  Options  shall be  evidenced  by a written  instrument  that shall not include any terms and conditions which are inconsistent with the provisions of the Plan.

     (d) Options may be exercised by written notice to the Company, accompanied by payment in full in cash or by check, in shares of Stock having a Fair Market Value equal to the exercise price provided that such shares shall have been held for at least six (6) months as of the date of exercise, by delivery to the Company of a promissory note with such collateral as the Committee, in its discretion, determines to be sufficient, or in a combination of the foregoing. As an alternative, the Committee may, in its discretion, assist Participants in paying the exercise price of Options by (i) causing the Company to extend a loan to a Participant or to guarantee a loan obtained by the Participant from a third party; or (ii) authorizing payment of the Option exercise price in installments over such period and subject to such terms and conditions as the Committee shall determine.

     (e) Notwithstanding the foregoing, if the Participant dies during the Option period, as determined pursuant to Section 6(b), the Option shall lapse unless it is exercised within the later to occur of (i) the Option period or (ii) twelve (12) months after the Participant's death by the Participant's legal representative or representatives, by the person or persons entitled to do so under the Participant's last will and testament, or, if the Participant shall fail to make testamentary disposition of such Option or shall die intestate, by the person or persons entitled to receive said Option under the applicable laws of descent and distribution.

     (f) No fractional shares of stock shall be issued and the Committee shall determine whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or rounding down.

     (g) Notwithstanding any provision of this Plan, in the event of a public tender for all or any portion of the Stock of the Company or in the event that a proposal to merge, consolidate, or otherwise combine with another company is submitted for shareholder approval, the Committee may in its sole discretion declare previously granted Options to be immediately exercisable.

     (h) In the case of an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time such Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by any Participant in any calendar year may not exceed $100,000 (or such other individual grant limit as may be in effect under the Code on the Date of Grant).

7. GENERAL PROVISIONS

     (a) Nothing in the Plan or in any instrument executed pursuant to the Plan shall confer upon any Participant any right to employment with the Company. Nothing in the Plan or any instrument executed pursuant to the Plan is intended to limit in any way, the compensation to be paid or the benefits to be provided by the Company to any Participant.

     (b) Neither a Participant nor any other person claiming under or through such Participant shall have any right, title or interest in any shares of Stock allocated or reserved under the Plan or subject to any Option except as to such shares of Stock, if any, that have been issued or transferred to such Participant or other person claiming under or through the Participant.

     (c) No Option may be exercised by any person other than the Participant or his or her guardian or legal representative during the Participant's lifetime. No Option or any other right under the Plan, contingent or otherwise, shall be transferable, assignable or subject to any encumbrance, pledge or charge of any nature, other than by will or the laws of descent and distribution.

     (d) The grant of Options and the obligation of the Company to issue or transfer Stock as a result of the exercise of an Option under the Plan shall be subject to the requirements of all applicable laws, rules and regulations and to such approval by government agencies and/or the securities exchanges on which the Stock is listed as may be required or deemed advisable by the Company. As a condition precedent to the grant of any Option or the issuance or transfer of shares pursuant to the exercise of any Option, the Company may require the Participant to take any reasonable action to meet such requirements or to obtain such approvals. The Company shall be under no obligation to register under the Securities Act of 1933, as amended (the "Securities Act"), any of the shares of Stock issued or transferred as a result of the Plan. The Company shall have the right to restrict the transferability of shares of Stock issued or transferred under the Plan in such manner as it deems necessary or appropriate to insure the availability of any exemption from registration under the Securities Act that may be available.

     (e) The Committee and each member thereof shall be indemnified and held harmless by the Company against any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by it or any member thereof in connection with or resulting from any claim, action, suit or proceeding as a result of any action or failure to act under the Plan.

8. CHANGES IN CAPITAL STRUCTURE

     In the event a stock dividend is declared upon the Stock, the shares of Stock then subject to each Option (and the number of shares reserved for issuance pursuant thereto) shall be increased proportionately without any change in the aggregate purchase price therefor. In the event the Stock shall be changed into or exchanged for a different number or class of shares of Stock of the Company or of another corporation, whether through reorganization, recapitalization, stock split, combination of shares, merger or consolidation, there shall be substituted for each such share of Stock then subject to each Option (and for each share of Stock then reserved for issuance pursuant thereto) the number and class of shares of Stock into which each outstanding share of Stock shall be so exchanged, all without any change in the aggregate purchase price for the shares then subject to each Option.

        Subject to any required action by the stockholders, if the Company shall be the surviving or resulting corporation in any merger or consolidation, any Option granted hereunder shall pertain to and apply to the securities or rights to which a holder of the number of shares of Stock subject to the Option would have been entitled; but a dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving or resulting corporation, shall, in the sole discretion of the Committee:

        (a) Cause every Option outstanding hereunder to terminate, except that the surviving or resulting corporation, may, in its discretion, tender an option or options to purchase its shares or exercise such rights on terms and conditions (both as to the number of shares and rights) and otherwise which shall substantially preserve the rights and benefits of any Option then outstanding hereunder; or

        (b) Give each Participant the right to exercise Options prior to the occurrence of the event otherwise terminating the Options over such period as the Committee, in its sole and absolute discretion, shall determine.

9. AMENDMENT

     Subject to the approval of the Board, the Committee may, at any time, or from time to time, amend, modify, terminate or suspend and, if suspended, reinstate, the Plan in whole or in part, provided that the Committee may not cancel, reduce or otherwise alter a Participant's Options without the Participant's written consent, and provided further that, without additional shareholder approval, the Committee shall not:

     (a) Increase the maximum number of shares which may be issued on exercise of Options;

     (b)  Change the minimum Option price;

     (c)  Extend the maximum Option term;

     (d)  Extend the termination date of the Plan; or

     (e)  Change the class of employees eligible to participate in the Plan.

10. TERMINATION OF THE PLAN

     The Plan will terminate upon the earlier of the following dates or events to occur:

     (a) upon the adoption of a resolution of the Board terminating the Plan, or

     (b)  the date ten (10) years after the effective date of the Plan.

     The termination of the Plan will not affect the validity of any Option outstanding on the date of termination.

II. EFFECTIVE DATE OF THE PLAN

     The Plan will take effect on the date of adoption by the Board, subject to and conditioned upon subsequent approval of the Plan by the shareholders of the Company. The Plan and the grant of Options thereunder will be void and of no force and effect if foregoing condition is not satisfied.